FIRST AMENDMENT
                                       TO
                              ADZONE RESEARCH, INC.
                               2002 NON-QUALIFIED
                           STOCK AWARD AND OPTION PLAN


     This First Amendment to the AdZone Research, Inc. 2002 Non-Qualified Stock Award and Option Plan (the "Amendment") is executed effective this 3rd day of December 2002.

                                    RECITALS

     WHEREAS, AdZone Research, Inc., a Delaware corporation (the "Company") executed the AdZone Research, Inc. 2002 Non-Qualified Stock Award and Option Plan effective August 5, 2002 (the "Plan");

     WHEREAS, the Plan provided for up to 3,300,000 shares of the Company's common stock to be issued pursuant to the terms of the Plan and that no more than 3,000,000 shares may be granted to any individual in any calendar year;

     WHEREAS, Section 13 of the Plan provides that the Board of Directors may revise or amend the Plan at any time;

     WHEREAS, on the date hereof, the Board of Directors of the Company approved this Amendment to the Plan.

     NOW,  THEREFORE,  the  Plan  is  hereby  amended  as  follows:

1.     Section  4(c) of the Plan is restated in its entirety to read as follows:

     "4.  ADMINISTRATION.
          (c)     POWERS  OF  THE  COMMITTEE.
          Subject to the express terms and conditions hereof, the Committee shall have the authority to administer the Plan in its sole and absolute discretion. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including, but not limited to, the authority to determine the eligible individuals who shall be granted Options, the number of Options to be granted, the vesting period, if any, for all Options granted hereunder, the date on which any Option becomes first exercisable and the number of Shares subject to each Option. The Committee may delegate to an Officer its authority to grant Options to eligible individuals under the Plan who are not Officers; provided, however, that Options to purchase no more than 5,000,000 Shares may be granted to any individual in any calendar year pursuant to such delegation of authority. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant."

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2.     Section  6  of  the  Plan is restated in its entirety to read as follows:

     "6.  TYPE  OF  OPTIONS  AND  SHARES  SUBJECT  TO THE PLAN:  Options granted
             -------------------------------------------------
under the Plan are NQSOs. If any Option granted under the Plan expires or is terminated for any reason any Shares as to which the Option has not been exercised shall again be available for purchase under Options subsequently granted; PROVIDED, HOWEVER, that at all times during the term of the Plan, the Company shall reserve and keep available for issuance sufficient common shares to issue upon the exercise of all the outstanding Options. The aggregate total of all options to be granted to Participants under this Plan shall be 7,300,000 options to purchase 7,300,000 shares of common stock."

     As  adopted  by  the  Board  of  Directors  on  December  3,  2002.

                              AdZone  Research,  Inc.
                              a  Delaware  corporation


                              /s/  Charles  Cardona
                              ----------------------------------
                              By:     Charles  Cardona
                              Its:     Chief  Executive  Officer